Exhibit j(1)


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity Revere Street Trust: Central Cash Collateral Fund which is included in Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A.



 /s/PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP

Boston, Massachusetts
June 17, 1999